                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                        Date of Report: April 15, 1998
                Date of Earliest Event Reported: April 1, 1998



                                PRIMESTAR, INC.
            (Exact name of Registrant as specified in its Charter)

                                   DELAWARE
                (State or other jurisdiction of incorporation)

          000-23883                                     84-1441684
  (Commission File Number)               (I.R.S. Employer Identification No.)


                         8085 SOUTH CHESTER, SUITE 300
                          ENGLEWOOD, COLORADO  80112
                   (Address of principal executive offices)

      Registrant's telephone number, including area code: (303) 712-4600

Item 2.   ACQUISITION OR DISPOSITION OF ASSETS.
------    --------------------------------------

     On February 6, 1998, the Registrant, a wholly-owned subsidiary of TCI Satellite Entertainment, Inc. ("TSAT"), entered into (i) a Merger and Contribution Agreement dated as of February 6, 1998 (the "Restructuring Agreement"), (ii) an Asset Transfer Agreement dated as of February 6, 1998 (the "TSAT Asset Transfer Agreement"), (iii) an Agreement and Plan of Merger dated as of February 6, 1998 ("TSAT Merger Agreement") and (iv) certain other agreements contemplated by the Restructuring Agreement. The transactions contemplated by the Restructuring Agreement, the TSAT Asset Transfer Agreement, the TSAT Merger Agreement and such other agreements are hereinafter referred to, collectively, as the "Roll-up Plan". The Roll-up Plan is a two step transaction.

     Effective April 1, 1998, certain of the transactions (collectively, the "Restructuring Transaction") contemplated by the Restructuring Agreement and the TSAT Asset Transfer Agreement were consummated. The Restructuring Transaction, which is the first step of the Roll-up Plan, comprised (i) the contribution of substantially all of TSAT's assets and liabilities to the Registrant, and (ii) the concurrent contribution to the Registrant by the existing partners (the "Partners") of PRIMESTAR Partners L.P. (the "Partnership") of their respective interests in the PRIMESTAR(R) digital satellite business.

     In connection with such mergers and asset transfers, the parties to the Restructuring Transaction received, directly or indirectly, from the Registrant a combination of cash (or an assumption of indebtedness by the Registrant) and shares of common stock of the Registrant, in an amount determined pursuant to the Restructuring Agreement.

     As a result of the Restructuring Transaction, the Registrant owns the entire PRIMESTAR(R) digital satellite business and TSAT and the Partners (or their respective affiliates) own, in the aggregate, all the outstanding capital stock of the Registrant. The Partners include (i) Time Warner Entertainment Company L.P. ("TWE"), a subsidiary of Time Warner, Inc., (ii) Advance/Newhouse Partnership ("Newhouse"), a subsidiary of Newhouse Broadcasting Corporation, (iii) Cox Communications, Inc. ("Cox"), (iv) Comcast Corporation (`Comcast"), (v) MediaOne of Delaware, Inc. (`MediaOne"), a subsidiary of US WEST, Inc. and (vi) GE American Communications, Inc. (`GE Americom") a subsidiary of General Electric Company ("GE").

     Under the Restructuring Agreement, the amount of cash received by, or debt assumed in respect of, each of TSAT, Comcast, Cox, MediaOne, TWE and Newhouse at the closing of the Restructuring Transaction was dependent upon subscriber counts and TSAT's debt balance on such date. The approximate cash consideration paid to Cox and MediaOne was $74.0 million and $76.6 million, respectively, the approximate debt assumed in respect of TWE and Newhouse (collectively) and Comcast was $239.5 million and $74.7 million, respectively, and the approximate debt assumed in respect of TSAT was $475 million, plus outstanding letters of credit in the aggregate amount of $30 million. Under the Restructuring Agreement, the debt assumed by the Registrant in respect of GE Americom was fixed at $14.0 million.

     As of the date of the Restructuring Transaction, the approximate ownership of the Registrant's common stock was as set forth in the following table:

   Name of Beneficial Owner           Ownership Percentage       Voting Power
   ------------------------           --------------------       ------------
TSAT                                         37.23%                  38.02%
TWE and Newhouse (collectively)              30.02%                  30.66%
Comcast                                       9.50%                   9.70%
MediaOne                                      9.69%                   9.90%
Cox                                           9.43%                   9.63%
GE Americom                                   4.13%                   2.09%


     The total amount of funds paid by the Registrant in connection with the closing of the Restructuring Transaction aggregated approximately $499 million, of which approximately $479 million was paid to the Restructuring parties other than TSAT as cash consideration (or assumption of debt in lieu of cash consideration) and approximately $20 million was paid to fund financing costs and other expenses related thereto. Such consideration and expenses were financed by a $350 million unsecured senior subordinated interim loan (the "Interim Loan") and through borrowings under the Registrant's credit facility. In addition, the Registrant assumed indebtedness of TSAT and the Partnership aggregating approximately $1,046 million, including (i) $571 million outstanding under the Partnership's bank credit facility, (ii) $373 million under TSAT's 10 7/8% Senior Subordinated Notes and 12 1/4% Senior Subordinated Discount Notes,
(iii) $100 million outstanding prior to the closing of the Restructuring Transaction under TSAT's credit facility and (iv) $2 million of other debt.

     The second step of the Roll-up Plan (the "TSAT Merger"), in which TSAT will be merged with and into the Registrant, is subject to regulatory approval of the transfer of certain licenses held by TSAT. Assuming that necessary regulatory approvals are received and that the other conditions provided for in the TSAT Merger Agreement are satisfied or waived, the stockholders of TSAT will receive, in a transaction designed to be tax-free to such stockholders, (i) one share of Class A Common Stock of the Registrant for each share of TSAT's Series A Common Stock outstanding immediately prior to the closing of the TSAT Merger, and (ii) one share of Class B Common Stock of the Registrant for each share of TSAT's Series B Common Stock outstanding immediately prior to the closing of the TSAT Merger. Each share of the Registrant's common stock then held by TSAT will be canceled.

     The nature of all material relationships between the Registrant and any of the parties to the Restructuring Transaction or any of their respective affiliates, any director or officer of the Registrant, or any associate of any such director or officer, has been previously reported in TSAT's Current Report on Form 8-K dated February 11, 1998 (Commission File No. 0-21317). Please see the sections entitled "THE ROLL-UP PLAN--Interests of Certain Persons in the Roll-up Plan" and "RELATED AGREEMENTS" included therein.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
------    -------------------------------------------------------------------

     (a)  Financial Statements.

          The financial statements required by this item are not included herein, but will be filed by amendment to the Current Report within 60 days of the date of this Current Report.

     (b)  Pro Forma Financial Statements.

          PRIMESTAR, Inc. condensed Pro Forma combined Financial Statements - year ended December 31, 1997.

     (c)  Exhibits.

          None.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has dully caused this report to be signed on its behalf by the undersigned hereunto dully authorized.

Dated April 15, 1998


                                       PRIMESTAR, INC.
                                        (Registrant)


                                       By:    /s/ Kenneth G. Carroll
                                           --------------------------------
                                           Name:  Kenneth G. Carroll
                                           Title: Senior Vice President and
                                                  Chief Financial Officer

                                PRIMESTAR, INC.

               CONDENSED PRO FORMA COMBINED FINANCIAL STATEMENTS

                               DECEMBER 31, 1997
                                  (UNAUDITED)


  Effective April 1, 1998 and pursuant to (i) a Merger and Contribution Agreement dated as of February 6, 1998 (the "Restructuring Agreement"), among TCI Satellite Entertainment, Inc. ("TSAT"), PRIMESTAR, Inc. (the "Company"), Time Warner Entertainment Company, L.P. ("TWE"), Advance/Newhouse Partnership ("Newhouse"), Comcast Corporation ("Comcast"), Cox Communications, Inc.
("Cox"), MediaOne of Delaware, Inc. ("MediaOne"), and GE American Communications, Inc. ("GE Americom"), and (ii) the Asset Transfer Agreement dated as of February 6, 1998 (the "TSAT Asset Transfer Agreement"), between TSAT and the Company, a business combination (the "Restructuring") was consummated whereby (a) TSAT contributed and transferred to the Company pursuant to the TSAT Asset Transfer Agreement, (the "TSAT Asset Transfer") all of TSAT's assets and liabilities, except (I) the capital stock of Tempo Satellite, Inc. ("Tempo"), a wholly-owned subsidiary of TSAT that holds certain authorizations granted by the Federal Communications Commission (the "FCC") and other assets and liabilities relating to a proposed direct broadcast satellite ("DBS") system being constructed by Tempo, (II) the consideration received by TSAT in the Restructuring and (III) the rights and obligations under certain agreements with the Company (such contributed and transferred assets and liabilities, the "TSAT Business"), and (b) the business of PRIMESTAR Partners L.P. (the "Partnership") and the business of distributing the PRIMESTAR(R) programming service ("PRIMESTAR(R)") of each of TWE, Newhouse, Comcast, Cox and affiliates of MediaOne was consolidated into the Company. See note 2.

  Pursuant to an Agreement and Plan of Merger dated as of February 6, 1998 (the "TSAT Merger Agreement"), between TSAT and the Company, it is contemplated that, subsequent to the consummation of the Restructuring, TSAT will be merged with and into the Company, with the Company as the surviving corporation (the "TSAT Merger"). See note 3.

  The Restructuring (including the TSAT Asset Transfer) and the TSAT Merger are collectively referred to herein as the Roll-up Plan.

  In a separate transaction (the "ASkyB Transaction"), pursuant to an asset acquisition agreement, dated as of June 11, 1997 (the "ASkyB Agreement") among the Partnership, The News Corporation Limited ("News Corp."), MCI Telecommunications Corporation ("MCI"), American Sky Broadcasting LLC, a wholly-owned subsidiary of News Corp. ("ASkyB"), and for certain purposes only, each of the partners of the Partnership, the Company will acquire from MCI two high power communications satellites currently under construction (the "MCI Satellites"), certain authorizations granted to MCI by the FCC to operate a DBS business at the 110(degrees) West Longitude orbital location and certain related contracts (the "MCI FCC Licenses"). See note 4.

  The following unaudited condensed pro forma combined balance sheet of the Company, dated as of December 31, 1997, assumes that the Restructuring, the TSAT Merger and the ASkyB Transaction had occurred as of such date. The following unaudited condensed pro forma combined statement of operations of the Company for the year ended December 31, 1997 assumes that the Restructuring, the TSAT Merger and the ASkyB Transaction had occurred as of January 1, 1997.

  The unaudited pro forma results do not purport to be indicative of the results of operations that would have been obtained if the Restructuring, the TSAT Merger and the ASkyB Transaction had occurred as of January 1, 1997.

                                PRIMESTAR, INC.
                  CONDENSED PRO FORMA COMBINED BALANCE SHEET
                               DECEMBER 31, 1997
                                  (UNAUDITED)



                                                                                                                    PRO FORMA FOR
                                                                                       PRO FORMA FOR     ASKYB     RESTRUCTURING,
                                     RESTRUCTURING                       TSAT MERGER   RESTRUCTURING  TRANSACTION    TSAT MERGER
                        HISTORICAL     PRO FORMA        PRO FORMA FOR     PRO FORMA       AND TSAT     PRO FORMA      AND ASKYB
                        COMBINED(1)  ADJUSTMENTS(2)     RESTRUCTURING   ADJUSTMENTS(3)    MERGER     ADJUSTMENTS(4)  TRANSACTION
                        -----------  --------------     -------------   -------------- ------------- -------------- -------------
ASSETS
Cash, receivables
  and prepaids..        $  286,758      (34,657)(8)       114,712            --          114,712         --            114,712
                                       (137,389)(9)
Investment in,
and related
advances to, the
Partnership.....            77,983      (11,093)(5)           --             --              --          --                --
                                        (66,890)(7)
Property and
equipment, net
of accumulated
depreciation:
 Satellites.....         1,010,760     (463,133)(6)       463,133            --          463,133     381,930(19)       845,063
                                        (84,494)(7)
 Satellite
 reception and
 other..........         1,516,114     (293,485)(7)     1,247,765            --        1,247,765         --          1,247,765
                                         25,136 (10)
                        ----------   ----------         ---------          ------      ---------   ----------        ---------
                         2,526,874     (815,976)        1,710,898            --        1,710,898     381,930         2,092,828
                        ----------   ----------         ---------          ------      ---------   ----------        ---------
Intangible
assets..........            31,601    2,294,091 (7)     1,184,954            --        1,184,954     734,370(19)     1,919,324
                                     (1,140,738)(8)
Other assets....            67,141      (25,136)(10)       30,789            --           30,789         --             30,789
                                        (11,216)(8)
                        ----------   ----------         ---------          ------      ---------   ----------        ---------
                        $2,990,357       50,996         3,041,353            --        3,041,353   1,116,300         4,157,653
                        ==========   ==========         =========          ======      =========   ==========        =========
Payables,
accruals and
other operating
liabilities.....        $  424,123     (137,389)(9)       284,220            --          284,220         --            284,220
                                         (2,514)(8)
Due to the
Partnership.....           463,133     (463,133)(6)           --             --              --          --                --
Debt:
 Due to parent..         1,184,097   (1,184,097)(8)           --             --              --          --                --
 Other..........           983,729      458,784 (7)     1,442,513            --        1,442,513     516,300(19)     1,958,813
Deferred income
taxes...........            22,257      223,713 (7)       245,970            --          245,970         --            245,970
                        ----------   ----------         ---------          ------      ---------   ----------        ---------
 Total
 liabilities....         3,077,339   (1,104,636)        1,972,703            --        1,972,703     516,300         2,489,003
                        ----------   ----------         ---------          ------      ---------   ----------        ---------
Mandatorily redeemable         --           --                --             --              --      600,000(19)       600,000
  preferred stock
Equity:
 Class A Common
 Stock..........               --           664 (5)         1,806            82 (18)       1,724         --              1,724
                                          1,142 (7)
 Class B Common
 Stock..........               --            85 (5)            85            --               85         --                 85
 Class C Common
 Stock..........               --           135 (7)           135            --              135         --                135

 Additional
 paid-in
 capital........           678,427      (11,842)(5)     1,520,744            82 (18)   1,520,826         --          1,520,826
                                        (88,038)(7)
                                        942,197 (7)
 Accumulated
 deficit........          (818,566)     364,446 (7)      (454,120)           --         (454,120)        --           (454,120)
 Partners'
 capital........            53,157      (53,157)(7)           --             --              --          --                --
                        ----------   ----------         ---------          ------      ---------   ----------        ---------
                           (86,982)   1,155,632         1,068,650            --        1,068,650         --          1,068,650
                        ----------   ----------         ---------          ------      ---------   ----------        ---------
                        $2,990,357       50,996         3,041,353            --        3,041,353   1,116,300         4,157,653
                        ==========   ==========         =========          ======      =========   ==========        =========

                                PRIMESTAR, INC.
             CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)

                                                                                                                 PRO FORMA FOR
                                                                      TSAT       PRO FORMA FOR      ASKY B       RESTRUCTURING,
                                RESTRUCTURING                        MERGER      RESTRUCTURING    TRANSACTION     TSAT MERGER
                   HISTORICAL     PRO FORMA       PRO FORMA FOR    PRO FORMA       AND TSAT        PRO FORMA      AND ASKY B
                   COMBINED(1)  ADJUSTMENTS(2)    RESTRUCTURING  ADJUSTMENTS(3)     MERGER      ADJUSTMENTS(4)    TRANSACTION
                   -----------  --------------   --------------- --------------  -------------  --------------   -------------
                                                      AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS
Revenue..........  $ 1,898,378     (626,104)(11)    1,272,274         --           1,272,274            --           1,272,274
Operating,
selling, general
and
administrative
expenses.........   (1,772,176)     626,104 (11)   (1,137,422)        --          (1,137,422)           --          (1,137,422)
                                      8,650 (12)
Depreciation and
amortization.....     (404,420)     (70,196)(12)     (593,639)        --            (593,639)           --            (593,639)
                                   (119,023)(13)
                   -----------     --------        ----------       -----         ----------        -------        -----------
 Operating loss..     (278,218)    (180,569)         (458,787)        --            (458,787)           --            (458,787)
Interest
expense..........     (126,814)     (45,878)(14)     (111,706)        --            (111,706)       (25,815)(20)      (137,521)
                                     60,986 (15)
Share of losses
of the
Partnership......      (79,544)      79,544 (16)          --          --                 --             --                 --
Other, net.......        1,768          --              1,768         --               1,768            --               1,768
                   -----------     --------        ----------       -----         ----------        -------        -----------
 Loss before
 income taxes....     (482,808)     (85,917)         (568,725)        --            (568,725)       (25,815)          (594,540)
Income tax
benefit..........       24,738       34,367 (17)       59,105         --              59,105         10,326(17)         69,431
                   -----------     --------        ----------       -----         ----------        -------        -----------
 Net loss........     (458,070)     (51,550)         (509,620)        --            (509,620)       (15,489)          (525,109)
Dividend
requirement on
preferred stock..          --           --                --          --                 --         (30,000)(21)       (30,000)
                   -----------     --------        ----------       -----         ----------        -------        -----------
Net loss
attributable to
common
stockholders.....  $  (458,070)     (51,550)         (509,620)        --           (509,620)        (45,489)          (555,109)
                   ===========     ========        ==========       =====         ==========        =======        ===========

Pro forma net
 loss per share..                                                                                                  $     (2.86)(22)
                                                                                                                   ===========

                                PRIMESTAR, INC.

                              NOTES TO CONDENSED
                    PRO FORMA COMBINED FINANCIAL STATEMENTS

                               DECEMBER 31, 1997
                                  (UNAUDITED)

 (1) Represents the combined historical financial position and results of operations for TSAT, TWSSI, Cox Satellite, Comcast Satellite, MediaOne Satellite, GE Americom Services, Inc., a subsidiary of GE Americom ("GEAS"), and the Partnership as follows:

                                                         DECEMBER 31, 1997
                          ------------------------------------------------------------------------------------
                                                   COX     COMCAST   MEDIAONE                       HISTORICAL
                             TSAT      TWSSI    SATELLITE SATELLITE  SATELLITE  GEAS    PARTNERSHIP  COMBINED
                          ----------  --------  --------- ---------  --------- -------  ----------- ----------
                                                  AMOUNTS IN THOUSANDS
ASSETS
Cash, receivables and
 prepaids...............  $   42,425    15,407     9,177    18,348     44,695      --     156,706     286,758
Investment in, and
 related advances to,
 the Partnership........      11,093    17,270     7,685     5,544     28,178    8,213        --       77,983
Property and equipment,
 net of accumulated
 depreciation:
 Satellites.............     463,133       --        --        --         --       --     547,627   1,010,760
 Satellite reception and
  other.................     658,804   447,438   116,618   108,858    163,175      --      21,221   1,516,114
                          ----------  --------   -------  --------    -------  -------    -------   ---------
                           1,121,937   447,438   116,618   108,858    163,175      --     568,848   2,526,874
                          ----------  --------   -------  --------    -------  -------    -------   ---------
Intangible assets.......         --        --        --        --      31,601      --         --       31,601
Other assets............      29,401        96    11,770    25,136        642      --          96      67,141
                          ----------  --------   -------  --------    -------  -------    -------   ---------
                          $1,204,856   480,211   145,250   157,886    268,291    8,213    725,650   2,990,357
                          ==========  ========   =======  ========    =======  =======    =======   =========
LIABILITIES AND EQUITY
Payables, accruals and
 other operating
 liabilities............  $  186,725    73,188    15,257    24,789     16,671      --     107,493     424,123
Due to the Partnership..     463,133       --        --        --         --       --         --      463,133
Debt:
 Due to parent..........         --    518,910   204,314   210,436    250,437      --         --    1,184,097
 Other..................     418,729       --        --        --         --       --     565,000     983,729
Deferred income taxes...         --        --      3,221       --      19,036      --         --       22,257
                          ----------  --------   -------  --------    -------  -------    -------   ---------
 Total liabilities......   1,068,587   592,098   222,792   235,225    286,144      --     672,493   3,077,339
                          ----------  --------   -------  --------    -------  -------    -------   ---------
Equity:
 Additional paid-in
  capital...............     590,389       --        --     31,855        --    56,183        --      678,427
 Accumulated deficit....    (454,120) (111,887)  (77,542) (109,194)   (17,853) (47,970)       --     (818,566)
 Partners' capital......         --        --        --        --         --       --      53,157      53,157
                          ----------  --------   -------  --------    -------  -------    -------   ---------
                             136,269  (111,887)  (77,542)  (77,339)   (17,853)   8,213     53,157     (86,982)
                          ----------  --------   -------  --------    -------  -------    -------   ---------
                          $1,204,856   480,211   145,250   157,886    268,291    8,213    725,650   2,990,357
                          ==========  ========   =======  ========    =======  =======    =======   =========

                                PRIMESTAR, INC.

                                                  YEAR ENDED DECEMBER 31, 1997
                         ----------------------------------------------------------------------------------
                                                 COX     COMCAST  MEDIAONE                       HISTORICAL
                           TSAT      TWSSI    SATELLITE SATELLITE SATELLITE  GEAS    PARTNERSHIP  COMBINED
                         ---------  --------  --------- --------- --------- -------  ----------- ----------
                                                      AMOUNTS IN THOUSANDS
Revenue................. $ 561,990   377,226   109,646   114,128   109,284      --     626,104    1,898,378
Operating, selling,
 general and
 administrative
 expenses...............  (489,947) (308,180)  (98,911)  (99,887)  (94,375)     --    (680,876)  (1,772,176)
Depreciation and
 amortization...........  (243,642)  (67,472)  (36,385)  (27,957)  (25,082)     --      (3,882)    (404,420)
                         ---------  --------   -------   -------   -------  -------   --------   ----------
 Operating income
  (loss)................  (171,599)    1,574   (25,650)  (13,716)  (10,173)     --     (58,654)    (278,218)
Interest expense........   (47,992)  (27,921)  (10,659)  (16,285)   (6,121)     --     (17,836)    (126,814)
Share of losses of the
 Partnership............   (20,473)  (23,284)   (6,788)   (7,984)   (8,691) (12,324)       --       (79,544)
Other, net..............     1,723    (1,657)     (497)      281      (155)     --       2,073        1,768
                         ---------  --------   -------   -------   -------  -------   --------   ----------
 Loss before income
  taxes.................  (238,341)  (51,288)  (43,594)  (37,704)  (25,140) (12,324)   (74,417)    (482,808)
Income tax benefit......       --        --     15,251       --      9,487      --         --        24,738
                         ---------  --------   -------   -------   -------  -------   --------   ----------
Net loss................ $(238,341)  (51,288)  (28,343)  (37,704)  (15,653) (12,324)   (74,417)    (458,070)
                         =========  ========   =======   =======   =======  =======   ========   ==========

 (2) Pursuant to the Restructuring Agreement, the following transactions occurred on April 1, 1998:

     (x) TSAT contributed and transferred to PRIMESTAR Satellite the TSAT Business, comprising all the assets and liabilities of TSAT except (i) the capital stock of Tempo, a wholly-owned subsidiary of TSAT that holds the FCC Permit and other assets and liabilities relating to a proposed DBS system being constructed by Tempo, (ii) the consideration received by TSAT in the Restructuring and (iii) the rights and obligations of TSAT under certain agreements with the Company and others (the "TSAT Asset Transfer");

     (y) Each of (i) Comcast DBS, Inc., a subsidiary of Comcast whose sole asset was Comcast's 10.43% interest in the Partnership, (ii) Comcast Satellite Communications, Inc., a subsidiary of Comcast that held Comcast's PRIMESTAR(R) distribution business, (iii) Cox Satellite, Inc., a subsidiary of Cox that held Cox's 10.43% interest in the Partnership and Cox's PRIMESTAR(R) distribution business, and (iv) GEAS, a subsidiary of GE Americom that held GE Americom's 16.56% interest in the Partnership, respectively, merged with and into PRIMESTAR Satellite, and PRIMESTAR Satellite was the surviving corporation of each such merger (collectively, the "Mergers"); and

     (z) Each of TWE, Newhouse and MediaOne (and its subsidiaries) contributed and transferred to PRIMESTAR Satellite its respective Partnership Interests, PRIMESTAR Assets, including its PRIMESTAR(R) subscribers, inventory and other PRIMESTAR(R)-related assets, and PRIMESTAR Liabilities (collectively, and together with the TSAT Asset Transfer, the "Asset Transfers").

     In connection with the Mergers and Asset Transfers, each of TSAT, Comcast, Cox, MediaOne, TWE, Newhouse and GE Americom, directly or indirectly, received from PRIMESTAR Satellite (i) in the case of Cox and MediaOne, an amount of cash, and in the case of TSAT, TWE, Newhouse, Comcast and GE Americom, an assumption of indebtedness by PRIMESTAR Satellite, (ii) shares of Class A Common Stock, $.01 par value per share, of PRIMESTAR Satellite (which in the Holding Company Formation became the Class A Common Stock, $.01 par value per share, of PRIMESTAR Holdings ("PRIMESTAR Class A Common Stock")), (iii) in the case of TSAT only, shares of Class B Common Stock, $.01 par value per share, of PRIMESTAR Satellite (which in the Holding Company Formation became the Class B Common Stock, $.01 par value per share, of PRIMESTAR Holdings ("PRIMESTAR Class B Common Stock")), and (iii) except in the case of TSAT and GE Americom, shares of Class C Common Stock, $.01 par value per share, of PRIMESTAR Satellite (which in the Holding Company Formation became the

                                PRIMESTAR, INC.

   Class C Common Stock, $.01 par value per share, of PRIMESTAR Holdings ("PRIMESTAR Class C Common Stock")), in each case in an amount determined pursuant to the Restructuring Agreement.

   The TSAT Asset Transfer was recorded at TSAT's historical cost due to the fact that PRIMESTAR Satellite was a wholly-owned subsidiary of TSAT prior to the Restructuring. The remaining elements of the Restructuring, as set forth above, were treated as the acquisition by PRIMESTAR Satellite of the Partnership Interests and PRIMESTAR Assets, and the assumption by PRIMESTAR Satellite of the PRIMESTAR Liabilities, of the Restructuring Parties other than TSAT (the "Non-TSAT Parties"), and such acquisition was accounted for using the purchase method of accounting. TSAT has been identified as the acquiror for accounting purposes and the predecessor for financial reporting purposes due to the fact that TSAT owned the largest interest in the Company immediately following consummation of the Restructuring. The fair value of the consideration issued to the Non-TSAT Parties was allocated to the assets and liabilities acquired based upon the estimated fair values of such assets and liabilities. The estimated fair value of the consideration issued to the Non-TSAT Parties and the estimated fair values of the assets and liabilities acquired, as reflected in the accompanying condensed pro forma combined financial statements, are based upon information available at the date of the preparation of these condensed pro forma combined financial statements, and will be adjusted upon the final determination of such fair values. Management is not aware of any circumstances which would cause the final purchase price allocation to be significantly different from that which is reflected in the accompanying condensed pro forma combined balance sheet. However, actual valuations and allocations may differ from those reflected herein. The final purchase price allocation will be based on an appraisal that is expected to be completed within the 90-day period following the closing of the Restructuring.

 (3) Pursuant to the TSAT Merger Agreement, (i) each outstanding share of Series A Common Stock, $1 par value per share, of TSAT ("TSAT Series A Common Stock") will be converted into the right to receive one share of PRIMESTAR Class A Common Stock and (ii) each outstanding share of Series B Common Stock, $1 par value per share, of TSAT ("TSAT Series B Common Stock" and, together with the TSAT Series A Common Stock, the "TSAT Common Stock") will be converted into the right to receive one share of PRIMESTAR Class B Common Stock subject to adjustment. Each share of PRIMESTAR Common Stock then held by TSAT will be canceled. Upon the closing of the TSAT Merger, the then existing stockholders of TSAT will become the direct owners of TSAT's ownership interest in the Company. The respective obligations of the parties to the TSAT Merger Agreement to consummate the TSAT Merger are subject to the satisfaction or waiver of a number of conditions, including, among others, (a) occurrence of one of the following: (i) FCC approval of TSAT's pending application to transfer control of Tempo to the Company, (ii) divestiture of the FCC Permit by TSAT in accordance with TSAT's obligations under the TSAT Tempo Agreement, or (iii) FCC permission to consummate the TSAT Merger without divestiture of the FCC Permit (including pursuant to an agreement to divest the FCC Permit within a specific time period following the effectiveness of the TSAT Merger); (b) the absence of any legal restraint or prohibition preventing consummation of the TSAT Merger; and (c) receipt of approval for listing on the National Market tier of The Nasdaq Stock Market of the shares of PRIMESTAR Class A Common Stock and PRIMESTAR Class B Common Stock issuable to the stockholders of TSAT pursuant to the TSAT Merger Agreement, subject to official notice of issuance. In addition, the Company has the right to terminate the TSAT Merger Agreement, and abandon the TSAT Merger, under certain circumstances. In light of the foregoing conditions, there can be no assurance that the TSAT Merger will be consummated as currently contemplated by the TSAT Merger Agreement.

    The TSAT Merger will be treated as the acquisition of TSAT by the Company. Such acquisition will be accounted for at TSAT's historical cost since (i) the percentage of the Company to be owned by TSAT stockholders following consummation of the TSAT Merger will be approximately equal to the percentage

                                PRIMESTAR, INC.

    of the Company owned by TSAT prior thereto and (ii) the TSAT Merger and the Restructuring were both part of the same reorganization plan.

 (4) Pursuant to the ASkyB Agreement, it is contemplated that the ASkyB Transaction will be consummated whereby the Company will acquire from MCI the MCI Satellites and MCI's FCC licenses. In consideration, ASkyB will receive non-voting convertible securities of the Company, comprising, subject to closing adjustments, approximately $600 million liquidation value of PRIMESTAR Convertible Preferred Stock (convertible into approximately 52 million shares of non-voting Class D Common Stock, $.01 par value per share, of PRIMESTAR Holdings (the "PRIMESTAR Class D Common Stock), subject to adjustment) and approximately $516 million principal amount of PRIMESTAR Convertible Subordinated Notes (convertible into approximately 45 million shares of PRIMESTAR Class D Common Stock). The PRIMESTAR Convertible Subordinated Notes will be due and payable, and the PRIMESTAR Convertible Preferred Stock will be mandatorily redeemable, on the tenth anniversary of the date of issuance. The PRIMESTAR Convertible Preferred Stock will accrue cumulative dividends at the annual rate of 5% of the liquidation value of such share and the PRIMESTAR Convertible Subordinated Notes will have an interest rate of 5%. Dividends on the PRIMESTAR Convertible Preferred Stock and interest on the PRIMESTAR Convertible Subordinated Notes will be payable in cash or, at the option of PRIMESTAR Holdings, in shares of the non-voting PRIMESTAR Class D Common Stock, for a period of four years. Thereafter, all dividend and interest payments will be made solely in cash. Such convertible securities, and the shares of PRIMESTAR Class D Common Stock issued to ASkyB or any of its affiliates upon conversion of such PRIMESTAR Convertible Preferred Stock and PRIMESTAR Convertible Subordinated Notes, or in payment of dividend or interest obligations thereunder, will be non-voting; however, shares of PRIMESTAR Class D Common Stock will in turn automatically convert into shares of PRIMESTAR Class A Common Stock, on a one-to-one basis, upon transfer to any person other than ASkyB, News Corp. or any of their respective affiliates. The accompanying condensed pro forma combined financial statements assume that Tempo will not divest the Tempo Satellites in connection with the ASkyB Transaction. Due to regulatory and other uncertainties, no assurance can be given that Tempo will not divest one or both of the Tempo Satellites in connection with the ASkyB Transaction.

 (5) Represents the assumed issuance of 66,395,000 shares of New PRIMESTAR Class A Common Stock and 8,465,324 shares of New PRIMESTAR Class B Common Stock that will be exchanged for the TSAT Business. The value of such common stock has been recorded at TSAT's historical basis in the TSAT Business. The number of shares of New PRIMESTAR Class A Common Stock assumed to be issued includes 8,156,000 shares (the "TSAT Option Shares") to be issued to TSAT in respect of shares of TSAT Common Stock ("Issuable TSAT Shares") issuable in December 31, 1997 pursuant to certain stock options, restricted stock awards and other arrangements. Upon consummation of the TSAT Merger, all shares of New PRIMESTAR Common Stock issued to TSAT (including the TSAT Option Shares) will be cancelled, and all outstanding shares of TSAT
     Common Stock will be exchanged for shares of New PRIMESTAR Common Stock. Accordingly, the number of shares of New PRIMESTAR Common Stock issued to TSAT stockholders in connection with the TSAT Merger will be less than the number of shares of New PRIMESTAR Common Stock owned by TSAT prior to the TSAT Merger to the extent Issuable TSAT Shares are not issued and outstanding at the time of the TSAT Merger.

 (6) Represents the elimination of Tempo's historical assets and liabilities. Such assets and liabilities were not transferred to the Company in the Restructuring.

                                PRIMESTAR, INC.

 (7) Represents the consummation of the Mergers and Asset Transfers. Information concerning the aggregate purchase price is set forth below:

                                                            DECEMBER 31, 1997
                                                           --------------------
                                                           AMOUNTS IN THOUSANDS
    PRIMESTAR Class A Common Stock (114,167,000 shares
     valued at estimated fair value of $7.39 per share)...      $  843,694(a)
    PRIMESTAR Class C Common Stock (13,502,000 shares
     valued at estimated fair value of $7.39 per share)...          99,780(a)
    Cash consideration (or assumption of debt in lieu of
     cash consideration)..................................         438,784
    Elimination of Non-TSAT Parties' investment in the
     Partnership..........................................          66,890
    Deferred income tax effect of purchase price
     allocation...........................................         223,713
    Elimination of historical equity......................         223,251
    Write-down of satellite reception equipment to
     estimated fair market value(b).......................         293,485
    Adjustment to reflect satellite capacity rights at
     TSAT's historical cost...............................          84,494
    Estimated direct costs of acquisition (funded by debt
     of the Company)......................................          20,000
                                                                ----------
      Increase to intangible assets.......................      $2,294,091
                                                                ==========

   --------
   (a) For purposes of the accompanying condensed pro forma combined financial statements, the PRIMESTAR Common Stock issued to the Non-TSAT Parties has been valued at $7.39 per share based upon the per share market value of TSAT Common Stock and other relevant factors during a reasonable period before and after the closing date of the Restructuring, which is the date that the amount of cash and number of shares to be received by the Non-TSAT Parties became fixed.

   (b) The adjustment to the property and equipment is based on the estimated depreciated replacement cost for the satellite reception and other property and equipment of the Non-TSAT Parties. Such amount is computed using the depreciation policies and useful lives of TSAT. The adjusted intangible assets balance represents the excess of the Restructuring purchase price over the estimated fair values of the identifiable net assets of the Non-TSAT Parties. The Company's intangible assets are assumed to be primarily associated with its customer relationships, tradenames and goodwill, and, for pro forma purposes, have been amortized over useful lives of 4 years, 20 years and 20 years, respectively.

 (8) Represents the elimination of all amounts due to or from the respective parents of the Non-TSAT Parties.

 (9) Represents the elimination of all amounts payable by TSAT and the Non-TSAT Parties to the Partnership with respect to programming, satellite, national marketing and distribution fees.

(10) Represents the reclassification of the subscriber installation costs of Comcast Satellite. Such subscriber installation costs were reclassified to conform to the Company's classification of such costs as a component of property and equipment.

(11) Represents the elimination of programming, satellite, national marketing and distribution fees received by the Partnership from TSAT and the Non-TSAT Parties.

(12) Adjusts depreciation expense to reflect the preliminary purchase price allocation and to conform the depreciation policies and depreciable lives of the Non-TSAT Parties to those of TSAT. TSAT computes depreciation on a straight-line basis using estimated useful lives of 4 to 6 years for satellite reception equipment; 3 to 10 years for support equipment and 4 years for subscriber installation costs. Also reclassifies amounts included in Comcast Satellite's operating, selling, general and administrative expenses that will be included in depreciation expense under the Company's accounting policies.

                                PRIMESTAR, INC.

                         NOTES TO CONDENSED PRO FORMA
                  COMBINED FINANCIAL STATEMENTS--(CONTINUED)


(13) Represents amortization of the intangible assets that result from the preliminary purchase price allocation. Such amortization is calculated using useful lives for intangible assets related to customer relationships, tradenames and goodwill of 4 years, 20 years and 20 years, respectively.

(14) Represents assumed interest expense on the debt to be incurred or assumed by the Company in connection with the Restructuring. The pro forma adjustment has been calculated using an assumed interest rate of 10% per annum. A 1/8% change in the assumed interest rate would have resulted in a $573,000 change to the Company's pro forma interest expense for the year ended December 31, 1997.

(15) Represents the elimination of interest expense incurred on amounts owed to the respective parents of the Non-TSAT Parties.

(16) Represents the elimination of each Partner's share of the losses of the Partnership.

(17) Represents the assumed income tax effect of the pro forma adjustments.

(18) Represents the cancellation of the TSAT Option Shares. The adjustment assumes that none of the Issuable TSAT Shares will have been issued as of the closing date of the TSAT Merger. To the extent any of the Issuable TSAT Shares are issued as of such closing date, such issued shares will be exchanged for shares of New PRIMESTAR Common Stock.

(19) Represents the issuance of the PRIMESTAR Convertible Preferred Stock and the PRIMESTAR Convertible Subordinated Notes in consideration for the MCI Satellites and MCI's FCC licenses. Such securities have been recorded at their estimated fair value based on management's discussions with investment bankers as of the date of the preparation of these condensed pro forma combined financial statements. Accordingly, the actual fair value of such consideration on the date of issuance may differ from the values reflected herein. Once the MCI Satellites and MCI's FCC licenses are placed into service, amortization will be calculated on a straight-line basis over an estimated useful life of 12 years and 40 years, respectively.

(20) Represents assumed interest expense on the PRIMESTAR Convertible Subordinated Notes. The pro forma adjustment is calculated using the stated interest rate of 5% per annum.

                                PRIMESTAR, INC.

(21) Represents dividends on the PRIMESTAR Convertible Preferred Stock. The pro forma adjustment is calculated using the stated dividend rate of 5% per annum.

(22) Represents pro forma loss per share assuming 194.4 million weighted average shares of PRIMESTAR Common Stock were outstanding during the year ended December 31, 1997. Such weighted average share amount assumes that the estimated number of shares of PRIMESTAR Common Stock that would have been issued if the Restructuring and the TSAT Merger had occurred on December 31, 1997 had been outstanding since January 1, 1997.